Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-121094 of our reports dated June 1, 2005 and March 23, 2006, relating to the financial statements of Cole Credit Property Trust II, Inc. and its subsidiaries appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche, LLP
Phoenix, Arizona
June 23, 2006